Exhibit 99.2

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	2009					2008
	First Quarter	Second Quaarter	Third Quarter	Fourth Quarter	Fiscal Year	Fiscal Year
Revenue
Publishing	$48,124	$49,433	$46,479	$50,160	$194,196	$241,972
Broadcasting	39,215	43,742	42,453	46,081	171,491	209,914
Printing services	14,295	11,240	11,086	11,628	48,249	65,201
Corporate eliminations	(112)	(156)	(60)	(101)	(429)	(476)
	$101,522	$104,259	$99,958	$107,768	$413,507	$516,611

Operating earnings (loss)
Publishing	$(612)	$4,367	$1,589	$8,452	$13,796	$2,322
Broadcasting	1,721	(11,793)	4,466	8,674	3,068	(319,610)
Printing services	261	(183)	(505)	1,066	639	3,331
Corporate	(1,776)	(1,847)	(1,499)	(1,653)	(6,775)	(7,808)
	$(406)	$(9,456)	$4,051	$16,539	$10,728	$(321,765)

Depreciation and Amortization
Publishing	$3,052	$3,026	$3,016	$3,069	$12,163	$12,859
Broadcasting	3,355	3,347	3,253	3,314	13,269	13,436
Printing services	528	522	531	584	2,165	2,249
Corporate	135	134	131	127	527	399
	$7,070	$7,029	$6,931	$7,094	$28,124	$28,943